Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the information statement/prospectus constituting a part of this Registration Statement of our report dated June 10, 2025, relating to the consolidated financial statements of Beach Acquisition Co Parent, LLC, which is contained in that information statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the information statement/prospectus.

/s/ BDO USA, P.C.

Los Angeles, California

June 10, 2025